Exhibit a(3)
                                   FORM OF
                             AMENDED AND RESTATED
                  ESTABLISHMENT AND DESIGNATION OF SERIES OF
               SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

     Pursuant to Section 6.9 of the Declaration of Trust, dated April 23, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust I (formerly, Landmark Funds I) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of ten series of Shares (as defined in the Declaration of Trust) of the Trust which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

     1. The series previously designated with the name listed under "Former Name" below are hereby redesignated with the new name listed under "New Name" below:

     FORMER                             NAME NEW NAME
     Citi Nasdaq 100 Portfolio          Citi Nasdaq-100 Index Fund
     Citi Small Cap Index Portfolio     Citi Small Cap Index Fund
     Citi 1000 Index Portfolio          Citi U.S. 1000 Index Fund
     Citi Global Titans Index           Citi Global Titans Index
     Portfolio                          Fund
     Citi Financial Services Index      Citi Financial Services Index
     Portfolio                          Fund
     Citi Health Sciences Index         Citi Health Sciences Index
     Portfolio                          Fund
     Citi Technology Index Portfolio    Citi Technology Index Fund
     Citi U.S. Bond Index Portfolio     Citi U.S. Bond Index Fund
     Citi S&P 500 Index Portfolio       Citi FORTUNE 500 Index
                                        Fund
     Citi All Markets Index Portfolio   Citi Fortune e-50 Index Fund



       The remaining series are as follows:
         CitiFunds Balanced Portfolio;
         CitiSelect Folio 100;
         CitiSelect Folio 200;
         CitiSelect Folio 300;
         CitiSelect Folio 400;

         CitiSelect Folio 500; and
         Citi International Index Portfolio.

     2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

     3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

     IN WITNESS WHEREOF, the undersigned have executed this Establishment and Designation of Series on separate counterparts this ____ day of __________, 2000.



________________________________        __________________________________
PHILIP W. COOLIDGE                      RILEY C. GILLEY
As Trustee and Not Individually         As Trustee and Not Individually


________________________________        __________________________________
DIANA R. HARRINGTON                     SUSAN B. KERLEY
As Trustee and Not Individually         As Trustee and Not Individually


________________________________        __________________________________
HEATH B. MCLENDON                       C. OSCAR MORONG, JR.
As Trustee and Not Individually         As Trustee and Not Individually


________________________________
E. KIRBY WARREN
As Trustee and Not Individually